Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Reports

Third Quarter 2022 Results

LEAWOOD, KANSAS - (November 8, 2022) -- AMC Entertainment Holdings, Inc. (NYSE: AMC and APE) (“AMC” or “the Company”), today reported results for the third quarter ended September 30, 2022.

Third Quarter Summary

●	Total revenues grew to $968.4 million compared to $763.2 million for the third quarter of 2021.
●	Net loss increased to $226.9 million compared to a net loss of $224.2 million for the third quarter of 2021.
●	Adjusted EBITDA decreased by $7.5 million to a loss of $12.9 million compared to a loss of $5.4 million for the third quarter of 2021.
●	Net cash used in operating activities for the quarter was $(223.6) million.
●	Operating Cash Burn[1] for the quarter was $(179.2) million.
●	Available liquidity at September 30, 2022 was $895.8 million, including $211.2 million of undrawn capacity under the Company’s revolving credit facility.

Adam Aron, Chairman and CEO of AMC Entertainment commented, “Exactly as anticipated and foreshadowed on our last quarterly earnings call, our third quarter results were impacted by a particularly soft industry-wide box office in the latter two-thirds of the 2022 third quarter, but encouragingly our overall per-patron metrics for both admissions revenue and food and beverage spending remain well above pre-pandemic levels, growing a sizable 12.0% and 30.0%, respectively, compared to the third quarter of 2019. Our recovery continues, and we look forward with enthusiasm to a return to a more robust film slate in the fourth quarter of 2022, which has already started strong with the release of BLACK ADAM. That movie had the highest opening weekend box office of all-time for a film starring Dwayne Johnson. Successive blockbusters to be released in the fourth quarter include this coming weekend’s highly anticipated BLACK PANTHER: WAKANDA FOREVER, whose advanced ticket sales have surpassed expectations, STRANGE WORLD and AVATAR: THE WAY OF WATER.”

Aron added, “Beyond our ongoing operating recovery, AMC has been strengthened by our recent capital markets activities, notably debt reduction, debt refinancing, and equity capital raising. These actions bolster our agility and allow us to pursue strategic opportunities, like our recently announced Zoom Rooms at AMC, to transform our company in a post-pandemic environment. We expect to make more business development announcements in the coming weeks and months, which along with an improving movie theatre sector positions AMC Entertainment to create value for all our stakeholders.”

1 Operating Cash Burn is a non-GAAP metric that represents cash burned before debt servicing costs and before deferred rent payback

Key Financial Results (presented in millions, except operating data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
GAAP Results
Revenue	$968.4	$763.2	26.9%	$2,920.5	$1,356.2	**	%
Net loss	$(226.9)	$(224.2)	$(2.7)	$(685.9)	$(1,135.4)	$449.5
Net cash used in operating activities	$(223.6)	$(113.9)	$(109.7)	$(595.2)	$(660.6)	$65.4
Net loss for basic and diluted loss per share	$(0.22)	$(0.22)	$—	$(0.66)	$(1.22)	$0.56
Non-GAAP Results*
Total revenues (2021 constant currency adjusted)	$1,005.3	$763.2	31.7%	$3,002.8	$1,356.2	**	%
Adjusted EBITDA	$(12.9)	$(5.4)	** %	$32.1	$(450.9)	**	%
Adjusted EBITDA (2021 constant currency adjusted)	$(15.7)	$(5.4)	** %	$29.9	$(450.9)	**	%
Free cash flow	$(278.1)	$(138.0)	$(140.1)	$(724.9)	$(714.5)	$(10.4)
Adjusted diluted loss per share	$(0.20)	$(0.22)	$0.02	$(0.56)	$(1.22)	$0.66
Operating Metrics
Attendance (in thousands)	53,177	39,999	32.9%	151,381	68,864	**	%
U.S. markets attendance (in thousands)	38,329	26,698	43.6%	107,622	50,738	**	%
International markets attendance (in thousands)	14,848	13,301	11.6%	43,759	18,126	**	%
Average screens	10,138	10,151	(0.1)%	10,128	8,601	17.8%

* Please refer to the tables included later in this press release for definitions and full reconciliations of non-U.S. GAAP financial measures.

** Percentage change in excess of 100%.

Balance Sheet, Cash and Liquidity

On October 20, 2022, AMC completed a private offering of $400.0 million aggregate principal amount of 12.750% senior secured notes due 2027 at an issue price of 92.00%.

AMC and its Odeon subsidiaries used the proceeds from the offering, together with cash on hand, to fund the repayment in full of Odeon’s existing term loan facilities which had a principal amount of $471.1 million at September 30, 2022 (based on the currency exchange rates as of such date) and to pay related fees, costs, premiums and expenses.

This refinancing reduced the principal amount of our debt, based on currency exchange rates as of September 30, 2022, by $71.1 million, bringing the total principal debt reduction during 2022 to $143.6 million. This refinancing also extends AMC’s maturities by four years from 2023 to 2027.

Cash at September 30, 2022 was $684.6 million excluding restricted cash of $211.2 million. AMC currently has liquidity availability of $895.8 million (including cash and undrawn capacity under the Company’s revolving credit facility).

AMC Preferred Equity Unit At-The-Market Equity Program

In September 2022, AMC launched an at-the-market (“ATM”) equity program to sell up to 425 million shares of its AMC Preferred Equity Units (NYSE: APE). As of November 8, 2022, AMC has sold approximately 14.9 million shares of its AMC Preferred Equity Units and has raised net proceeds of approximately $36.4 million.

Webcast Information

The Company will host a webcast for investors and other interested parties beginning at 4:00 p.m. CST/5:00 p.m. EST on Tuesday, November 8, 2022. To listen to the webcast, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 940 theatres and 10,500 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance and box office levels, our liquidity, and the dividend of AMC Preferred Equity Units, the market therefor and potential conversion thereof. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the potential impact of AMC’s existing or potential lease defaults; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general; the seasonality of AMC’s revenue and working capital; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants; motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release window; AMC Stubs A-List not meeting anticipated revenue projections; general and international economic, political, regulatory and other risks; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended September 30, 2022 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2022 and September 30, 2021

(dollars in millions, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Admissions	$545.3	$425.1	$1,640.1	$727.6
Food and beverage	333.3	265.2	982.5	476.8
Other theatre	89.8	72.9	297.9	151.8
Total revenues	968.4	763.2	2,920.5	1,356.2

Operating costs and expenses
Film exhibition costs	263.2	176.5	781.7	297.4
Food and beverage costs	58.5	42.9	165.7	78.9
Operating expense, excluding depreciation and amortization below	400.6	321.5	1,147.6	747.4
Rent	223.2	214.9	668.8	612.5
General and administrative:
Merger, acquisition and other costs	0.3	1.4	0.4	12.4
Other, excluding depreciation and amortization below	40.6	47.5	161.2	153.7
Depreciation and amortization	96.9	103.7	293.0	323.5
Operating costs and expenses	1,083.3	908.4	3,218.4	2,225.8

Operating loss	(114.9)	(145.2)	(297.9)	(869.6)
Other expense (income):
Other expense (income)	(1.0)	(11.7)	91.6	(71.8)
Interest expense:
Corporate borrowings	85.1	88.7	246.6	328.3
Finance lease obligations	1.0	1.2	3.2	4.0
Non-cash NCM exhibitor services agreement	9.6	9.4	28.6	28.7
Equity in (earnings) loss of non-consolidated entities	(2.8)	(6.7)	3.3	(1.2)
Investment expense (income)	18.3	—	12.2	(8.3)
Total other expense, net	110.2	80.9	385.5	279.7

Net loss before income taxes	(225.1)	(226.1)	(683.4)	(1,149.3)
Income tax provision (benefit)	1.8	(1.9)	2.5	(13.9)
Net loss	(226.9)	(224.2)	(685.9)	(1,135.4)
Less: Net loss attributable to noncontrolling interests	—	—	—	(0.7)
Net loss attributable to AMC Entertainment Holdings, Inc.	$(226.9)	$(224.2)	$(685.9)	$(1,134.7)

Diluted loss per share	$(0.22)	$(0.22)	$(0.66)	$(1.22)

Average shares outstanding diluted (in thousands)	1,033,686	1,026,660	1,033,056	930,278

Consolidated Balance Sheet Data (at period end):

(dollars in millions)

(unaudited)

	As of	As of
	September 30, 2022	December 31, 2021
Cash and cash equivalents	$684.6	$1,592.5
Corporate borrowings	5,325.3	5,428.0
Other long-term liabilities	125.7	165.0
Finance lease liabilities	56.2	72.7
Total AMC Entertainment Holdings, Inc.'s stockholders' deficit	(2,579.0)	(1,789.5)
Total assets	9,206.1	10,821.5

Consolidated Other Data:

(in millions, except operating data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Consolidated	2022	2021	2022	2021
Net cash used in operating activities	$(223.6)	$(113.9)	$(595.2)	$(660.6)
Net cash used in investing activities	$(50.8)	$(28.8)	$(153.7)	$(31.3)
Net cash provided by (used in) financing activities	$0.5	$(48.3)	$(135.5)	$2,018.6
Free cash flow	$(278.1)	$(138.0)	$(724.9)	$(714.5)
Capital expenditures	$(54.5)	$(24.1)	$(129.7)	$(53.9)
Screen additions	—	2	37	53
Screen acquisitions	19	78	129	140
Screen dispositions	70	37	224	139
Construction openings (closures), net	17	9	14	7
Average screens	10,138	10,151	10,128	8,601
Number of screens operated	10,518	10,575	10,518	10,575
Number of theatres operated	943	947	943	947
Number of circuit screens	10,518	10,604	10,518	10,604
Number of circuit theatres	943	951	943	951
Circuit Screens per theatre	11.2	11.2	11.2	11.2
Attendance (in thousands)	53,177	39,999	151,381	68,864

Segment Other Data:

(in millions, except per patron amounts and operating data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Other operating data:
Attendance (patrons, in thousands):
U.S. markets	38,329	26,698	107,622	50,738
International markets	14,848	13,301	43,759	18,126
Consolidated	53,177	39,999	151,381	68,864

Average ticket price (in dollars):
U.S. markets	$10.90	$10.98	$11.43	$10.88
International markets	$8.60	$9.92	$9.38	$9.68
Consolidated	$10.25	$10.63	$10.83	$10.57

Food and beverage revenues per patron (in dollars):
U.S. markets	$7.11	$7.41	$7.37	$7.61
International markets	$4.10	$5.07	$4.31	$5.00
Consolidated	$6.27	$6.63	$6.49	$6.92

Average Screen Count (month end average):
U.S. markets	7,652	7,668	7,646	7,222
International markets	2,486	2,483	2,482	1,379
Consolidated	10,138	10,151	10,128	8,601

Segment Information:

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
U.S. markets	$753.3	$537.9	$2,224.3	$1,049.9
International markets	215.1	225.3	696.2	306.3
Consolidated	$968.4	$763.2	$2,920.5	$1,356.2

Adjusted EBITDA
U.S. markets	$1.2	$(30.1)	$52.2	$(348.5)
International markets	(14.1)	24.7	(20.1)	(102.4)
Consolidated	$(12.9)	$(5.4)	$32.1	$(450.9)

Capital Expenditures
U.S. markets	$40.1	$20.2	$91.5	$40.6
International markets	14.4	3.9	38.2	13.3
Consolidated	$54.5	$24.1	$129.7	$53.9

Reconciliation of Adjusted EBITDA (1):

(dollars in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net loss	$(226.9)	$(224.2)	$(685.9)	$(1,135.4)
Plus:
Income tax provision (benefit)	1.8	(1.9)	2.5	(13.9)
Interest expense	95.7	99.3	278.4	361.0
Depreciation and amortization	96.9	103.7	293.0	323.5
Certain operating expense (income) (2)	4.3	(0.3)	10.5	(2.0)
Equity in (earnings) loss of non-consolidated entities	(2.8)	(6.7)	3.3	(1.2)
Cash distributions from non-consolidated entities (3)	3.4	6.1	5.0	6.4
Attributable EBITDA (4)	0.1	1.5	0.1	1.4
Investment expense (income) (5)	18.3	—	12.2	(8.3)
Other expense (6)	6.2	13.7	110.9	8.6
Other non-cash rent benefit (7)	(6.6)	(3.0)	(20.6)	(22.2)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	0.3	1.4	0.4	12.4
Stock-based compensation expense (9)	(3.6)	5.0	22.3	18.8
Adjusted EBITDA (1)	$(12.9)	$(5.4)	$32.1	$(450.9)

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Attributable EBITDA

(dollars in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Equity in (earnings) loss of non-consolidated entities	$(2.8)	$(6.7)	$3.3	$(1.2)
Less:
Equity in (earnings) of non-consolidated entities excluding International theatre joint ventures	(3.5)	(6.4)	(3.1)	(4.9)
Equity in earnings (loss) of International theatre joint ventures	(0.7)	0.3	(6.4)	(3.7)
Income tax provision	0.1	0.2	0.1	0.1
Investment expense	—	—	0.2	—
Interest expense	—	—	—	0.2
Impairment of long-lived assets	—	—	4.2	—
Depreciation and amortization	0.7	1.0	2.0	4.6
Other expense	—	—	—	0.2
Attributable EBITDA	$0.1	$1.5	$0.1	$1.4
5)	Investment expense (income) during the three months ended September 30, 2022 includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $11.8 million and deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $7.7 million. During the three months ended September 30, 2022, investment expense (income) includes deterioration in estimated fair value of our investment in NCM of $1.6 million.

Investment expense (income) during the nine months ended September 30, 2022 includes deterioration in estimated fair value of the Company’s investment in common shares of Hycroft Mining Holding Corporation of $10.8 million and appreciation in estimated fair value of the Company’s investment in warrants to purchase common shares of Hycroft Mining Holding corporation of $(7.4) million. During the nine months ended September 30, 2022, investment expense (income) includes deterioration in estimated fair value of the Company’s investment in NCM of $11.1 million.

6)	Other expense during the three months ended September 30, 2022, includes foreign currency transaction losses of $6.3 million. During the three months ended September 30, 2021, other expense (income) included loss on debt extinguishment of $14.4 million, partially offset by foreign currency transaction gains of $(0.7) million.

Other expense during the nine months ended September 30, 2022, included loss on debt extinguishment of $96.4 million and foreign currency transaction losses of $14.7 million. During the nine months ended September 30, 2021, other expense (income) consisted of a loss on debt extinguishment of $14.4 million and financing fees of $1.0 million, partially offset by credit income related to contingent lease guarantees of $(5.7) million and foreign currency transaction gains of $(1.1) million.

7)	Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

Reconciliation of Operating Cash Burn (1) and Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net cash used in operating activities	$(223.6)	$(113.9)	$(595.2)	$(660.6)
Plus: total capital expenditures	(54.5)	(24.1)	(129.7)	(53.9)
Less: Cash interest paid	75.8	17.9	254.5	116.6
Non-recurring lease prepayments (3)	—	44.2	—	44.2
Repayment of deferred lease amounts (2)	23.1	44.7	119.3	74.1
Operating cash burn (1)	$(179.2)	$(31.2)	$(351.1)	$(479.6)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net cash used in operating activities	$(223.6)	$(113.9)	$(595.2)	$(660.6)
Plus: total capital expenditures	(54.5)	(24.1)	(129.7)	(53.9)
Free cash flow (1)	$(278.1)	$(138.0)	$(724.9)	$(714.5)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (5)	$31.9	$7.7	$60.1	$15.0
Maintenance capital expenditures (4)	25.2	16.7	62.7	36.5
Change in construction payables (6)	(2.6)	(0.3)	6.9	2.4
Total capital expenditures	$54.5	$24.1	$129.7	$53.9

1)	We present “Operating Cash Burn” and “Free Cash Flow” as supplemental measures of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash used in operating activities as a measure of our liquidity. Additionally, our definition of Operating Cash Burn is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for interest expense and the deferral or repayment of lease amounts that were due and not paid during the COVID-19 pandemic. Therefore, we believe it is important to view operating cash burn and free cash flow as supplemental to our entire statement of cash flows. The term Operating Cash Burn and Free Cash Flow may differ from similar measures reported by other companies.

2)	Repayment of deferred lease amounts represent those lease amounts that were due and not paid during the COVID-19 pandemic. Their impact is excluded from operating cash burn to provide a more normalized cash rent payment stream.

3)	Non-recurring lease prepayments represent the prepayments of future lease obligations during the three months ended September 30, 2021. Their impact is excluded from Operating Cash Burn to provide a more normalized cash rent payment stream.

4)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

5)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

6)	Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

Select Consolidated Constant Currency Financial Data (see Note 10):

Three and Nine Months Ended September 30, 2022

(dollars in millions) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2022
	Constant Currency (10)			Constant Currency (10)
	US	International	Total	US	International	Total
Revenues
Admissions	$417.6	$149.4	$567.0	$1,229.6	$458.9	$1,688.5
Food and beverage	272.4	71.3	343.7	793.7	211.1	1,004.8
Other theatre	63.3	31.3	94.6	201.0	108.5	309.5
Total revenues	753.3	252.0	1,005.3	2,224.3	778.5	3,002.8

Operating costs and expenses
Film exhibition costs	212.0	59.9	271.9	619.4	181.7	801.1
Food and beverage costs	43.6	17.4	61.0	120.1	51.0	171.1
Operating expense	300.4	117.6	418.0	836.8	347.4	1,184.2
Rent	169.1	63.6	232.7	502.5	186.2	688.7
General and administrative:
Merger, acquisition and other costs	0.3	—	0.3	0.9	(0.6)	0.3
Other	26.6	16.6	43.2	111.3	55.7	167.0
Depreciation and amortization	77.1	23.2	100.3	229.0	71.4	300.4
Operating costs and expenses	829.1	298.3	1,127.4	2,420.0	892.8	3,312.8

Operating loss	(75.8)	(46.3)	(122.1)	(195.7)	(114.3)	(310.0)
Other expense (income)	(2.0)	1.5	(0.5)	92.9	(0.8)	92.1
Interest expense	77.6	21.3	98.9	221.7	62.6	284.3
Equity in (earnings) loss of non-consolidated entities	(3.5)	0.8	(2.7)	(2.7)	6.2	3.5
Investment expense (income)	18.4	(0.1)	18.3	12.3	(0.1)	12.2
Total other expense, net	90.5	23.5	114.0	324.2	67.9	392.1
Loss before income taxes	(166.3)	(69.8)	(236.1)	(519.9)	(182.2)	(702.1)
Income tax provision	0.4	1.5	1.9	0.7	2.0	2.7
Net loss	(166.7)	(71.3)	(238.0)	(520.6)	(184.2)	(704.8)

Attendance	38,329	14,848	53,177	107,622	43,759	151,381
Average Screens	7,652	2,486	10,138	7,646	2,482	10,128
Average Ticket Price	$10.90	$10.06	$10.66	$11.43	$10.49	$11.15
Food and Beverage Revenues per patron	$7.11	$4.80	$6.46	$7.37	$4.82	$6.64
Other Revenues per patron	$1.65	$2.11	$1.78	$1.87	$2.48	$2.04

Select Consolidated Constant Currency Financial Data (see Note 11):

Three Months Ended September 30, 2022

(dollars in millions) (unaudited)

	Three Months Ended
	September 30, 2022
	Constant Currency (11)
	US	International	Total
Revenues
Admissions	$417.6	$137.8	$555.4
Food and beverage	272.4	65.8	338.2
Other theatre	63.3	28.6	91.9
Total revenues	753.3	232.2	985.5

Operating costs and expenses
Film exhibition costs	212.0	55.3	267.3
Food and beverage costs	43.6	16.1	59.7
Operating expense	300.4	108.2	408.6
Rent	169.1	58.6	227.7
General and administrative:
Merger, acquisition and other costs	0.3	—	0.3
Other	26.6	15.0	41.6
Depreciation and amortization	77.1	21.3	98.4
Operating costs and expenses	829.1	274.5	1,103.6

Operating loss	(75.8)	(42.3)	(118.1)
Other expense (income)	(2.0)	1.0	(1.0)
Interest expense	77.6	19.0	96.6
Equity in (earnings) loss of non-consolidated entities	(3.5)	0.7	(2.8)
Investment expense (income)	18.4	(0.1)	18.3
Total other expense, net	90.5	20.6	111.1
Loss before income taxes	(166.3)	(62.9)	(229.2)
Income tax provision	0.4	1.5	1.9
Net loss	(166.7)	(64.4)	(231.1)

Attendance	38,329	14,848	53,177
Average Screens	7,652	2,486	10,138
Average Ticket Price	$10.90	$9.28	$10.44
Food and Beverage Revenues per patron	$7.11	$4.43	$6.36
Other Revenues per patron	$1.65	$1.93	$1.73

Reconciliation of Consolidated Constant Currency Adjusted EBITDA (see Note 10):

Three and Nine Months Ended September 30, 2022

(dollars in millions) (unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
	Constant Currency (10)	Constant Currency (10)
Net loss	$(238.0)	$(704.8)
Plus:
Income tax provision	1.9	2.7
Interest expense	98.9	284.3
Depreciation and amortization	100.3	300.4
Certain operating expense (2)	4.4	10.7
Equity in (earnings) loss of non-consolidated entities	(2.7)	3.5
Cash distributions from non-consolidated entities (3)	3.4	5.0
Attributable EBITDA (4)	0.1	0.2
Investment expense (5)	18.3	12.2
Other expense (6)	7.7	113.5
Other non-cash rent benefit (7)	(6.6)	(20.6)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	0.3	0.3
Stock-based compensation expense (9)	(3.7)	22.5
Adjusted EBITDA (1)	$(15.7)	$29.9

Adjusted EBITDA (in millions) (1)
U.S. markets	$1.2	$52.2
International markets	(16.9)	(22.3)
Total Adjusted EBITDA (1)	$(15.7)	$29.9

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Constant Currency Attributable EBITDA

(dollars in millions) (unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2022	2022
	Constant Currency	Constant Currency
Equity in (earnings) loss of non-consolidated entities	$(2.7)	$3.5
Less:
Equity in (earnings) of non-consolidated entities excluding international theatre joint ventures	(3.5)	(3.2)
Equity in (loss) of International theatre joint ventures	(0.8)	(6.7)
Income tax provision	0.1	0.1
Interest expense	0.1	0.1
Investment expense (income)	(0.2)	0.1
Impairment of long-lived assets	—	4.3
Depreciation and amortization	0.9	2.3
Attributable EBITDA	$0.1	$0.2
5)	Investment expense during the three months ended September 30, 2022 includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $11.8 million and deterioration is estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $7.7 million. During the three months ended September 30, 2022, investment expense includes deterioration in estimated fair value of our investment in NCM of $1.6 million.

Investment expense during the nine months ended September 30, 2022 includes appreciation in estimated fair value of the Company’s investment in common shares of Hycroft Mining Holding Corporation of $10.8 million and appreciation in estimated fair value of the Company’s investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $(7.4) million. During the nine months ended September 30, 2022, investment expense includes deterioration in estimated fair value of the Company’s investment in NCM of $11.1 million.

6)	Other expense during the three months ended September 30, 2022, included foreign currency transaction losses of $7.7 million.

Other expense during the nine months ended September 30, 2022, included loss on debt extinguishment of $96.4 million and foreign currency transaction losses of $17.2 million.

7)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as it is non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

10)	The International segment information for the three and nine months ended September 30, 2022 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2021. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

11)	The International segment information for the three months ended September 30, 2022 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2019. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Adjusted Net Loss and Adjusted Loss Per Common share:

For the Three and Nine Months Ended September 30, 2022 and September 30, 2021

(dollars in millions, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to AMC Entertainment Holdings, Inc.	$(226.9)	$(224.2)	$(685.9)	$(1,134.7)
Calculation of adjusted net loss for basic and diluted loss per share:
Loss on extinguishment of debt	—	—	96.4	—
Marked-to-market loss on investments	21.1	—	14.5	—
Adjusted net loss for basic and diluted loss per share	$(205.8)	$(224.2)	$(575.0)	$(1,134.7)

Denominator (shares in thousands):
Weighted average shares for basic and diluted loss per common share	1,033,686	1,026,660	1,033,056	930,278

Adjusted basic loss per common share	$(0.20)	$(0.22)	$(0.56)	$(1.22)
Adjusted diluted loss per common share	$(0.20)	$(0.22)	$(0.56)	$(1.22)

We present adjusted net loss for basic and diluted loss per share and adjusted basic and diluted net loss per common share as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a year-over-year normalized basis. Adjusted net loss for basic and diluted loss per share eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. Adjusted net loss per (basic and diluted) common share is adjusted net loss (for basic and diluted purposes) divided by weighted average basic and diluted shares outstanding. Weighted average shares for diluted purposes include common equivalents for restricted stock units (“RSUs”), performance stock units (“PSUs”), and special performance stock units (“SPSUs”). The impact of RSUs, PSUs, and SPSUs was anti-dilutive in each period. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net loss and adjusted net loss per common share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net loss and adjusted net loss per common share (basic and diluted) should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net loss and adjusted net loss per common share are non-U.S. GAAP financial measures and should not be construed as alternatives to net loss and loss per common share (basic and diluted) as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net loss and adjusted net loss per common share (basic and diluted) may not be comparable to similarly titled measures reported by other companies.

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